Exhibit 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of GreenMan Technologies, Inc. on Form S-3 (Nos. 333-22813 and 333-27625) of our report dated August 29, 1997, with respect to the balance sheet of BFI Tire Recyclers of Georgia, Inc. as of May 31, 1997, and the related statements of operations, stockholder's equity and cash flows for the years ended May 31, 1996 and 1997, which report appears in the Form 8-K/A-1 of GreenMan Technologies, Inc. dated September 15, 1997.





                                                          SMITH & RADIGAN

Atlanta, Georgia 30328
September 12, 1997